Exhibit 10(t)(i)

                              WAIVER AGREEMENT

      WAIVER AGREEMENT, made as of this 8th day of December, 1997, between INK (AL) QRS:12-21, INC., an Alabama corporation ("Landlord"), with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, 2nd Floor, New York, New York 10020, and QMS, INC., a Delaware corporation ("Tenant"), with an address at One Magnum Pass, Mobile, Alabama 36618.

                                 WITNESSETH
                                 ----------

      WHEREAS, Landlord and Tenant entered into a Lease Agreement made as of the 18th day of February, 1997, (the "Lease Agreement"), for certain property located in Mobile County, Alabama (the "Leased Premises");

      WHEREAS, the Lease Agreement provides for the payment of rents by Tenant to Landlord and for Tenant's compliance with certain financial covenants;

      WHEREAS, Tenant is currently not in compliance with certain financial covenants and has requested a waiver of such noncompliance from Landlord.

      In consideration of the rents and provisions herein stipulated to be paid and performed, and an amendment of a certain warrant to purchase common stock of Tenant, Landlord and Tenant hereby covenant and agree as follows:

      1. Prepaid Rent.
         -------------

         (a) Tenant shall pay to Landlord the sum of $1,300,000 ("Prepaid Rent") as Basic Rent (as that term is defined in the Lease Agreement) for the Leased Premises for the period from December 1, 1998 through September 7, 1999. Tenant is hereby directed by Landlord to make such payment in full by wire transfer of funds to Landlord's lender, Creditanstalt Bankverein, to be applied in reduction of the outstanding principal balance of the loan secured by the real property at the Leased Premises.

         (b) The Prepaid Rent shall be applied to the rent payments due from Tenant on December 1, 1998, March 1, 1999, and June 1, 1999, and the balance of $32,968.75 applied against the rent payment due from Tenant on September 1, 1999.

         (c) Landlord shall pay interest to Tenant on the amount of Prepaid Rent not yet credited to the Basic Rent. Interest payments shall be made on a quarterly basis beginning March 1, 1998, at the rate paid to Corporate Property 12, Incorporated on its short term investments of ninety (90) days or less.

      2. Waivers.  Upon receipt by Creditanstalt Bankverein of the
         --------
     electronic fund transfer from Tenant, Landlord shall automatically

         (a) waive Tenant's noncompliance with the "Fixed Charge Coverage Ratio" and "Net Worth" covenants specified at Exhibit G of the Lease Agreement; and

         (b) waive Tenant's obligation to comply with the aforementioned covenants for the period from October 3, 1997, through October 5, 1998; and

         (c) not deem Tenant's past and current noncompliance with the aforementioned covenants as an "Event of Default" under the Lease Agreement through October 5, 1998.

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      3. Execution of Counterparts.  This Waiver Agreement may be
         --------------------------
executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all counterparts shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, Landlord and Tenant have caused this Waiver Agreement to be duly executed as of the day and year first above written.

                                         LANDLORD:

                                         INK (AL) QRS 12-21, INC., an
                                         Alabama corporation



                                         By: /s/ Sean Sovak
                                            -------------------------------
                                         Title:  Vice President


                                         TENANT:

                                         QMS, INC., a Delaware corporation



                                         By: /s/ C. D. Daley
                                            -------------------------------
                                         Title:  Executive Vice President


                                  CONSENT

       Creditanstalt Bankverein, an Austrian banking corporation, as Assignee, pursuant to the Assignment of Rentals and Leases dated February 18, 1997, recorded in Real Property Book 4441, page 0693, in the records in the Office of the Judge of Probate for Mobile County, Alabama, does hereby consent to terms and conditions of the Waiver Agreement made as of December 8, 1997, between INK (AL) QRS 12-21, Inc. and QMS, Inc.

       Consent given this 8th day of December, 1997.

                                         CREDITANSTALT BANKVEREIN



                                         By: /s/ Scott Kray
                                            -------------------------------
                                             Scott Kray

                                         Title: Vice President

                                                   /s/ Carl Drake
                                            -------------------------------
                                                    Carl Drake

                                                    Senior Associate

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

Exhibit 10(t)(ii)

                            AMENDMENT TO WARRANT

                        To Purchase Common Stock of

                                 QMS, INC.

      THIS AMENDMENT TO WARRANT made effective this 8th day of December,
1997, by and between QMS, Inc. ("QMS"), and INK (AL) QRS:12-21, Inc. ("QRS:12-21"). QMS and QRS:12-21 are sometimes collectively referred to in this Amendment to Warrant as the "Parties".

      WHEREAS, the Parties entered into a Lease Agreement (the "Lease") made as of February 18, 1997, and QMS is now in default of certain covenants contained in that Lease which, if not waived by QRS:12-21, constitute an event of default pursuant to the terms of the Lease, and;

      WHEREAS, QMS has requested and QRS:12-21 is willing to grant a waiver of QMS's breach of those covenants pursuant to the terms of a separate Waiver Agreement between the Parties and in exchange for the adjustment of the "Exercise Price" of the Warrant delivered by QMS to QRS:12-21 on February 18, 1997 (the "Warrant").

      THEREFORE, in consideration of the terms of this Amendment to Warrant, and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged by the Parties, it is agreed:

      Definition of "Exercise Price":  The definition of "Exercise Price"
      ------------------------------
contained in Article I of the Warrant is hereby changed from "$6.50" to "$4.00".

      All other provisions of the Warrant remain unchanged.

      IN WITNESS WHEREOF, the Parties have caused this Amendment to warrant to be duly executed as of the day and year first above written.


     QMS, INC.                                ATTEST:

     By: /s/ C. D. Daley                      By: /s/ R. A. Wiggins
        -----------------------------            --------------------------
     Title:  Executive Vice President         Title:  Secretary




     INC (AL) QRS 12-21, Inc.                 ATTEST:

     By: /s/ Sean Sovak                       By: /s/ Samantha Garbus
        -----------------------------            --------------------------
     Title:  Vice President                   Title:  Asst. Secretary

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